Exhibit 99.1

AGILYSYS ANNOUNCES FISCAL 2025 FIRST QUARTER RECORD REVENUE OF $63.5M

Includes Subscription Revenue Growth of 32.0%

Quarter Adjusted EBITDA of $12.1M and Adjusted EPS of $0.30

ALPHARETTA, GA – July 22, 2024 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported results for its fiscal 2025 first quarter ending June 30, 2024.

Summary of Fiscal 2025 First Quarter Financial Results

•
Total net revenue increased 13.3% to a record $63.5 million compared to total net revenue of $56.1 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $38.0 million, or 59.9% of total net revenue, compared to $32.1 million, or 57.3% of total net revenue for the same period in fiscal 2024. Subscription revenue increased 32.0% year over year and was 58.1% of total recurring revenue compared to 52.2% of total recurring revenue in the first quarter of fiscal 2024.
•
Gross margin was 62.8% in the fiscal 2025 first quarter compared to 59.0% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2025 first quarter was $14.1 million, or $0.50 per diluted share, compared to $1.1 million, or $0.04 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $12.1 million compared to $6.3 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.30 per share in the fiscal 2025 first quarter compared to $0.18 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2025 first quarter was $0.2 million compared to free cash flow of $(3.0) million in the fiscal 2024 first quarter (reconciliation included in financial tables). Ending cash balance was $144.1 million compared to ending cash balance of $144.9 million as of fiscal 2024 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report our tenth consecutive record revenue quarter at $63.5 million, a 13.3% increase over the comparable prior year quarter, which included strong year-over-year growth of 32.0% for subscription revenue and 39.8% for services revenue. Adjusted EBITDA at $12.1 million, 19% of revenue, was slightly above our original expectations for the current quarter.

The year-over-year overall revenue increase achieved was despite challenges with product revenue which was negatively impacted more than our expectations going into the fiscal year due to customers increasingly preferring subscription licenses over one-time perpetual licenses and lesser hardware revenue.

Srinivasan continued, “We are encouraged by our continuing good progress with subscription and services revenue. Project execution and deployments continue to operate at a high velocity and at excellent efficiency levels, even as the complexity of implementations involving multiple software solutions of our hospitality ecosystem is increasing. The hospitality industry continues to embrace the distinct advantages our integrated modular solution sets provide to improve ease of use and guest experience while also creating greater revenue upsell and expansion opportunities. Q1 fiscal year 2025 represented the best sales start we have had for any fiscal year thus far, remaining consistent with the high sales levels we have seen in recent quarters. During the rest of the fiscal year, we expect to maintain and improve on the good business momentum we are seeing now," he concluded.

Fiscal 2025 Outlook

The Company expects full year fiscal 2025 revenue to be $275 million to $280 million, including higher than 27% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 16% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We are pleased with the strong start to the fiscal year while we evolve through product revenue challenges. Subscription and services revenue growth are ahead of our fiscal year 2025 plan and continue to drive the business toward our fiscal 2025 expectations. Our profitability levels and continued operating leverage expansion allow us the flexibility and confidence to continue to invest in future revenue growth and revenue expansion initiatives.”

2025 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 22, 2024, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI8b51ba0e5997483c858018eb0ddf0650. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live on the Events and Presentations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2025 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2025 guidance, future revenue growth, the company's ability maintain sales levels, the Company's ability to increase implementation efficiencies, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other charges, and legal settlements, less the related income tax effect of these adjustments, as applicable, and tax events and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,

(In thousands, except per share data)	2024	2023
Net revenue:
Products	$9,874	$12,781
Subscription and maintenance	38,043	32,125
Professional services	15,595	11,153
Total net revenue	63,512	56,059
Cost of goods sold:
Products	5,226	6,565
Subscription and maintenance	8,108	7,637
Professional services	10,310	8,800
Total cost of goods sold	23,644	23,002
Gross profit	39,868	33,057
Gross profit margin	62.8%	59.0%
Operating expenses:
Product development	14,720	13,321
Sales and marketing	7,014	7,301
General and administrative	10,483	9,365
Depreciation of fixed assets	838	923
Amortization of internal-use software and intangibles	251	430
Other charges, net	550	759
Legal settlements	265	-
Total operating expense	34,121	32,099
Operating income	5,747	958
Other income (expense):
Interest income	1,782	1,101
Other (expense), net	(157)	(159)
Income before taxes	7,372	1,900
Income tax (benefit) provision	(6,734)	352
Net income	$14,106	$1,548
Series A convertible preferred stock dividends	—	(459)
Net income attributable to common shareholders	$14,106	$1,089

Weighted average shares outstanding - basic	27,134	24,936

Net income per share - basic:	$0.52	$0.04

Weighted average shares outstanding - diluted	28,127	26,177

Net income per share - diluted:	$0.50	$0.04

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2024 (Unaudited)	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$144,111	$144,891
Accounts receivable, net of allowance for expected credit losses of $944 and $974, respectively	27,308	29,441
Contract assets	3,523	2,287
Inventories	5,300	4,587
Prepaid expenses and other current assets	6,523	7,731
Total current assets	186,765	188,937
Property and equipment, net	17,663	17,930
Operating lease right-of-use assets	17,843	18,384
Goodwill	32,659	32,791
Intangible assets, net	16,706	16,952
Deferred income taxes, non-current	76,237	67,373
Other non-current assets	7,825	8,063
Total assets	$355,698	$350,430
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,085	$9,422
Contract liabilities	49,200	56,148
Accrued liabilities	13,127	19,522
Operating lease liabilities, current	4,992	4,279
Total current liabilities	77,404	89,371
Deferred income taxes, non-current	549	554
Operating lease liabilities, non-current	18,903	19,613
Other non-current liabilities	4,671	4,415
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 27,872,345 and 27,376,862 shares outstanding at June 30, 2024 and March 31, 2024, respectively	10,003	10,003
Treasury shares, 5,469,903 and 5,965,426 at June 30, 2024 and March 31, 2024, respectively	(1,642)	(1,791)
Capital in excess of stated value	98,277	94,680
Retained earnings	151,861	137,755
Accumulated other comprehensive loss	(4,328)	(4,170)
Total shareholders' equity	254,171	236,477
Total liabilities and shareholders' equity	$355,698	$350,430

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2024	2023

Operating activities
Net income	$14,106	$1,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of fixed assets	838	923
Amortization of internal-use software and intangibles	251	430
Deferred income taxes	(8,861)	(129)
Share-based compensation	4,429	3,167
Changes in operating assets and liabilities	(9,665)	(5,917)
Net cash provided by operating activities	1,098	22
Investing activities
Capital expenditures	(869)	(3,065)
Additional investments in corporate-owned life insurance policies	—	(2)
Net cash used in investing activities	(869)	(3,067)
Financing activities
Payment of preferred stock dividends	—	(918)
Repurchase of common shares to satisfy employee tax withholding	(925)	(1,783)
Principal payments under long-term obligations	—	(1)
Net cash used in financing activities	(925)	(2,702)
Effect of exchange rate changes on cash	(84)	(2)
Net decrease in cash and cash equivalents	(780)	(5,749)
Cash and cash equivalents at beginning of period	144,891	112,842
Cash and cash equivalents at end of period	$144,111	$107,093

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended
	June 30,
(In thousands)	2024	2023
Net income	$14,106	$1,548
Income tax (benefit) provision	(6,734)	352
Income before taxes	7,372	1,900
Depreciation of fixed assets	838	923
Amortization of internal-use software and intangibles	251	430
Amortization of developed technology acquired	38	39
Interest income, net	(1,782)	(1,101)
EBITDA (a)	6,717	2,191
Share-based compensation	4,429	3,167
Other charges, net	550	759
Other non-operating expense	157	159
Legal settlements	265	—
Adjusted EBITDA (b)	$12,118	$6,276

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except per share data)	2024	2023
Net income attributable to common shareholders	$14,106	$1,089
Amortization of developed technology acquired	38	39
Amortization of internal-use software and intangibles	251	430
Share-based compensation	4,429	3,167
Other charges, net	550	759
Legal settlements	265	—
Tax events (a)	(10,180)	—
Income tax adjustments	(1,148)	(878)
Adjusted net income (b)	$8,311	$4,606

Basic weighted average shares outstanding	27,134	24,936
Diluted weighted average shares outstanding	28,127	26,177

Adjusted basic earnings per share (c)	$0.31	$0.18
Adjusted diluted earnings per share (c)	$0.30	$0.18

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended
	June 30,
(In thousands)	2024	2023
Net cash provided by operating activities	$1,098	$22
Capital expenditures	(869)	(3,065)
Free cash flow (a)	$229	$(3,043)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures